UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2010

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: (International Country Code: 44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction 2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On December 11, 2010, Four Rivers Bioenergy Inc. (the “Company”), through its subsidiary, entered into a contract to sell approximately 220 acres of its 437 acre plot of land in Kentucky for total cash consideration of $1,500,000.

Under this contract, on December 11, 2010, the purchaser deposited $225,000 with the Company’s attorney to be used as liquidated damages in the event of default by the purchaser;  and the purchaser was obliged to complete the purchase, by payment of the balance due of $1,275,000 to the Company on or before January 10, 2011.

On January 10, 2011, the purchaser requested an extension to complete the purchase until January 18, 2011.

The Company has agreed to accept this extension subject to (a) interest becoming payable at a rate of 7% per annum, accruing on a daily basis, (b) the deposit paid by the purchaser to the Company’s attorney being released immediately to the Company.

In the event that the purchaser fails to complete the purchase by payment to the Company of the sum due of $1,275,000 on or before January 18, 2011, the Company shall have the right to retain the deposit and offer the property for sale to another purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer